EXHIBIT 23.1

             CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS






We consent to the inclusion in the Form 10-KSB, of Starnet Communications International Inc. of our report dated June 30, 1999 (except as to note 13 which is at July 28, 1999) with respect to the financial statements of Starnet Communications International Inc. as at April 30, 1999 and 1998.






Vancouver, Canada                            /s/ Ernst & Young LLP
July 28, 1999                                Chartered Accountants